Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As registered independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2008, relating to the consolidated financial statements of MicroFinancial Incorporated as of December 31, 2007 and December 31, 2006 and for each of the three years in the three year period ended December 31, 2007 appearing in the Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
June 19, 2008